August 7, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Amtech Systems, Inc.
                  Redeemable Common Stock Purchase Warrants

Ladies and Gentlemen:

         We have acted as counsel to Amtech Systems, Inc., an Arizona corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of 2,835,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), consisting of (i) 2,415,000 shares of Common Stock issuable upon the exercise of issued and outstanding Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") issued in the Company's December 15, 1994 public offering of Units (the "Unit Offering"), each Unit consisting of six shares of Common Stock and three Redeemable Warrants; each Redeemable Warrant exercisable for two shares of Common Stock; (ii) 210,000 shares of Common Stock issuable as components of up to 35,000 Units (the "Representative's Units") that are issuable upon exercise of a warrant granted to the underwriter of the Unit Offering (the "Representative's Warrant"); and
(iii) 210,000 shares of Common Stock underlying the Redeemable Warrants issuable as components of the Representative's Units issued upon exercise of the Representative's Warrant.

         In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation, as amended, and the Bylaws of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Arizona.
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Securities and Exchange Commission
August 7, 1996
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         2. The 2,415,000  shares of Common Stock  issuable upon the exercise of the issued and outstanding Redeemable Warrants issued in the Unit Offering, when issued and sold in accordance with the terms of the Redeemable Warrants, will be validly issued, fully paid and nonassessable.

         3. The 210,000 shares of Common Stock issuable as components of the Representative's Units that are issuable upon exercise of the Representative's Warrant; and the 210,000 shares of Common Stock underlying the Redeemable Warrants issuable as components of the Representatives Units issued upon exercise of the Representative's Warrant, when issued and sold in accordance with the terms of the Representative's Units, the Representative's Warrant and the Redeemable Warrants, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     SQUIRE, SANDERS & DEMPSEY